Exhibit 99.1

Supplemental Financial Report for the Quarter
Ended March 31, 2023

©2023 Greystone & Co. II LLC. All rights reserved. References to the term “Greystone,” refer to Greystone & Co. II LLC and/or its affiliated companies, as applicable.

Supplemental Financial Report for the Quarter Ended March 31, 2023

Greystone Housing Impact Investors LP

All statements in this document other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements. We have based forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. This document may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties contained in this supplement and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the headings “Item 1A Risk Factors” in our 2022 Annual Report on Form 10-K for the year ended December 31, 2022. These forward-looking statements are subject to various risks and uncertainties and Greystone Housing Impact Investors LP (the “Partnership”) expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Most, but not all, of the selected financial information furnished herein is derived from the Greystone Housing Impact Investors LP’s consolidated financial statements and related notes prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) and management’s discussion and analysis of financial condition and results of operations included in the Partnership’s reports on Forms 10-K and 10-Q. The Partnership’s annual consolidated financial statements were subject to an independent audit, dated February 23, 2023.

On April 1, 2022, the Partnership effected a one-for-three reverse unit split (“Reverse Unit Split”) of its outstanding Beneficial Unit Certificates ("BUCs"). As a result of the Reverse Unit Split, holders of BUCs received one BUC for every three BUCs owned at the close of business on April 1, 2022. All fractional BUCs created by the Reverse Unit Split were rounded to the nearest whole BUC, with any fraction equal to or above 0.5 BUC rounded up to the next higher BUC, as provided by the First Amended and Restated Agreement of Limited Partnership dated September 15, 2015, as further amended. The BUCs continue to trade on the New York Stock Exchange ("NYSE") under the trading symbol “GHI”.

On September 14, 2022, the Partnership declared a supplemental distribution payable in the form of additional BUCs equal to $0.20 per BUC (the “Third Quarter BUCs Distribution”). The Third Quarter BUCs Distribution was paid at a ratio of 0.01044 BUCs for each issued and outstanding BUC as of the record date of September 30, 2022, which represents an amount per BUC based on the closing price of the BUCs on the Nasdaq Stock Market LLC on September 13, 2022. The Third Quarter BUCs Distribution was completed on October 31, 2022. On December 19, 2022, the Partnership declared a supplemental distribution payable in the form of additional BUCs equal to $0.20 per BUC (the “Fourth Quarter BUCs Distribution”, collectively with the Third Quarter BUCs Distribution, the “BUCs Distributions”). The Fourth Quarter BUCs Distribution was paid at a ratio of 0.0105 BUCs for each issued and outstanding BUC as of the record date of December 30, 2022, which represents an amount per BUC based on the closing price of the BUCs on the NYSE on December 16, 2022. The Fourth Quarter BUCs Distribution was completed on January 31, 2023. There were no fractional BUCs issued in connection with the BUCs Distributions. All fractional BUCs resulting from the BUCs Distributions received cash for such fraction based on the market value of the BUCs on the record date.

© 2023 Greystone & Co. II LLC	2

Supplemental Financial Report for the Quarter Ended March 31, 2023

Unless noted otherwise herein, the one-for-three Reverse Unit Split and the BUCs Distributions have been applied retroactively to all net income per BUC, distributions per BUC and similar per BUC disclosures for all periods indicated in this supplemental financial report.

Disclosure Regarding Non-GAAP Measures

This document refers to certain financial measures that are identified as non-GAAP. We believe these non-GAAP measures are helpful to investors because they are the key information used by management to analyze our operations. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures.

Please see the consolidated financial statements we filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. Our GAAP consolidated financial statements can be located upon searching for the Partnership’s filings at www.sec.gov.

© 2023 Greystone & Co. II LLC	3

Supplemental Financial Report for the Quarter Ended March 31, 2023

Partnership Financial Information

TABLE OF CONTENTS

Letter from the CEO	5
Quarterly Fact Sheet	7
Financial Performance Trend Graphs	8-13
Other Partnership Information	14
Partnership Financial Measures	15-18

© 2023 Greystone & Co. II LLC	4

Supplemental Financial Report for the Quarter Ended March 31, 2023

Letter from the CEO

I am pleased to report Greystone Housing Impact Investors LP’s operating results for the first quarter of 2023. We reported the following financial results as of and for the three months ended March 31, 2023:

•
Total revenues of $24.9 million
•
Net income of $0.60 per Beneficial Unit Certificate (“BUC”), basic and diluted
•
Cash Available for Distribution (“CAD”) of $0.81 per BUC
•
Total assets of $1.63 billion
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $1.2 billion

We reported the following notable transactions during the first quarter of 2023:

•
Advanced funds on MRB and taxable MRB investments totaling $62.4 million.
•
Advanced funds on GIL, taxable GIL and property loan investments totaling $28.3 million.
•
Advanced funds to a new joint venture equity investment totaling $4.2 million for a to-be-constructed 102-bed seniors housing property in Minden, Nevada. The property will consist of independent living, assisted living, and memory care beds. The joint venture equity investment is with a new partner that is an experienced seniors housing developer and operator.
•
Received total proceeds of $27.9 million from the sale of Vantage at Stone Creek and Vantage at Coventry equity investments, inclusive of the return of the Partnership’s initial investment commitments made in March and September 2018, respectively. The Partnership recognized gains on sale totaling $15.4 million.
•
Obtained TOB trust financing proceeds totaling $110.1 million as leverage on our overall various investment funding.

We continue to strategically invest in the affordable multifamily MRB and GIL asset classes where we believe we can earn attractive leveraged returns. We also continue to see consistent operating results from the properties underlying our affordable multifamily MRBs and GILs, with all such investments being current on contractual principal and interest payments as of March 31, 2023.

Other highlights of our investment portfolio include the following:

•
We continue to execute on our hedging strategy, primarily through the use of interest rate swaps, to reduce the impact of volatile market interest rates.
•
Two joint venture equity investment properties were over 80% occupied as of March 31, 2023, including the Vantage at Conroe property which was listed for sale in March 2023. Two other Vantage property investments have commenced leasing activities. Seven additional joint venture investment properties are currently under construction or in development, with none having experienced material supply chain disruptions for either construction materials or labor to date.

© 2023 Greystone & Co. II LLC	5

Supplemental Financial Report for the Quarter Ended March 31, 2023

•
We directly own the Suites on Paseo MF Property near San Diego State University. The property continues to meet all direct obligations with cash flows from operations and is 91% occupied as of March 31, 2023.

We continually assess our exposure to changes in market interest rates, particularly given the recent market volatility and increases in short term interest rates announced by the Federal Reserve. As of March 31, 2023, approximately 77% of our leverage bears interest at short term variable interest rates. Of those assets funded with short term variable rate debt facilities, approximately 46% bear interest at a variable rate as well such that our net interest margin is largely hedged against changing market interest rates. We have hedged a portion of our remaining exposure to changes in market interest rates on our variable-rate debt financings through various interest rate swaps with an average monthly notional amount of approximately $240.6 million, in the aggregate, for the remainder of 2023. We will consider implementing additional interest rate hedges as appropriate.

Affiliates of Greystone continue to assist in our growth by introducing new investment opportunities. An affiliate of Greystone has forward committed to purchase eleven of our GIL investments to date and our MRB investments in Windsor Shore Apartments and The Ivy Apartments that closed in January 2023 were sourced from Greystone affiliate relationships.

The increased uncertainty in the commercial banking and financial sectors over recent months has created new lending opportunities for us to pursue beyond our normal pipeline. We will continue to strategically work with strong sponsors on new investment opportunities where traditional sources of capital may not currently be available. We will also continue to seek to develop new relationships, particularly with those sponsors that are existing clients of Greystone and its affiliates.

Thank you for your continued support of Greystone Housing Impact Investors LP!

Kenneth C. Rogozinski

Chief Executive Officer

© 2023 Greystone & Co. II LLC	6

Supplemental Financial Report for the Quarter Ended March 31, 2023

First Quarter 2023 Fact Sheet

PARTNERSHIP DETAILS

Greystone Housing Impact Investors LP was formed for the primary purpose of acquiring a portfolio of MRBs that are issued to provide construction and/or permanent financing of affordable multifamily residential and commercial properties. We also invest in GILs, which are similar to MRBs, to provide construction financing for affordable multifamily properties. We expect and believe the interest paid on the MRBs and GILs to be excludable from gross income for federal income tax purposes. In addition, we have invested in equity interests in multifamily, market rate properties throughout the U.S. We also own interests in multifamily properties (“MF Properties”) until the “highest and best use” can be determined. We continue to pursue a business strategy of acquiring additional MRBs and GILs on a leveraged basis, and other investments.

(As of March 31, 2023)

Symbol (NYSE)		GHI
Most Recent Quarterly Distribution per BUC[1]		$0.37

BUC Price		$17.29
Year to Date Annualized Yield[2]		8.6%

BUCs Outstanding		22,538,878
Market Capitalization		$$389,697,201
52-week BUC price range	$16.15 to $19.95

Partnership Financial Information for Q1 2023 ($’s in 000’s, except per BUC amounts)
	3/31/2023	12/31/2022

Total Assets	$1,632,670	$1,567,130
Leverage Ratio[3]	73%	73%

	Q1 2023

Total Revenue	$24,938
Net Income	$16,791
Cash Available for Distribution (“CAD”)[4]	$18,216
Cash Distributions declared, per BUC[1]	$0.37

(1)
The distribution was paid on April 28, 2023 for BUC holders of record as of March 31, 2023. The distribution is payable to BUC holders of record as of the last business day of the quarter end and GHI trades ex-dividend one day prior to the record date, with a payable date of the last business day of the subsequent month. The distribution includes the regular quarterly cash distribution of $0.37 per outstanding BUC.
(2)
The annualized yield calculation is based on year-to-date distributions declared of $0.37.
(3)
Our overall leverage ratio is calculated as total outstanding debt divided by total assets using cost adjusted for paydowns and allowances for MRBs, Governmental Issuer Loans, property loans, taxable MRBs and taxable GILs, and initial cost for deferred financing costs and real estate assets.
(4)
Management utilizes a calculation of Cash Available for Distribution (“CAD”) to assess the Partnership’s operating performance. This is a non-GAAP financial measure and a reconciliation of our GAAP net income (loss) to CAD is provided on page 16 of this report.

© 2023 Greystone & Co. II LLC	7

Supplemental Financial Report for the Quarter Ended March 31, 2023

Asset Profile

December 31, 2022

9%
2%
7%
11%
52%
19%
Mortgage revenue bonds
Governmental issuer loans
Property Loans
Investment in unconsolidated entities
Net real estate assets
Other (includes cash and restricted cash)

© 2023 Greystone & Co. II LLC	8

Supplemental Financial Report for the Quarter Ended March 31, 2023

Mortgage Investment Profile

Percentage of Mortgage Investments[1] to Total Assets

$1,800,000,000
$1,600,000,000
$1,400,000,000
$1,200,000,000
$1,000,000,000
$800,000,000
$600,000,000
$400,000,000
$200,000,000
$0
74%
75%
75%
73%
75%
74%
75%
76%
78%
80%
12/31/2017
12/31/2018
12/31/2019
12/31/2020
12/31/2021
3/31/2022
6/30/2022
9/30/2022
12/31/2022
3/31/2023
Mortgage Investment Assets
Non-Mortgage Investment Assets

(1)
Mortgage Investments include the Partnership’s Mortgage Revenue Bonds, Governmental Issuer Loans and Property Loans that share a first mortgage lien with the Governmental Issuer Loans.

© 2023 Greystone & Co. II LLC	9

Supplemental Financial Report for the Quarter Ended March 31, 2023

Debt and Equity Profile

© 2023 Greystone & Co. II LLC	10

Supplemental Financial Report for the Quarter Ended March 31, 2023

Debt Financing ($’s In 000’s)

(1)
The variable-rate debt financing is hedged through our interest rate swap agreements. Though the variable rate indices may differ, these interest rate swaps have effectively synthetically fixed the interest rate of the related debt financing.
(2)
The securitized assets and related debt financings each have variable interest rates, though the variable rate indices may differ. As such, the Partnership is largely hedged against rising interest rates.

Interest Rate Sensitivity Analysis (1)

Description	- 25 basis points	+ 50 basis points	+ 100 basis points	+ 150 basis points	+ 200 basis points
TOB Debt Financings	$1,185,643	$(2,371,286)	$(4,742,572)	$(7,113,858)	$(9,485,144)
TEBS Debt Financings	112,308	(224,615)	(449,231)	(673,846)	(898,462)
Other Investment Financings	(403,889)	807,777	1,615,554	2,423,332	3,231,109
Variable Rate Investments	(791,184)	1,582,368	3,164,735	4,747,103	6,329,471
Net Interest Income Impact	$102,878	$(205,756)	$(411,514)	$(617,269)	$(823,026)

Per BUC Impact (2)	$0.005	$(0.009)	$(0.018)	$(0.027)	$(0.037)
(1)
The interest rate sensitivity table above represents the change in interest income from investments, net of interest on debt and settlement payments for interest rate derivatives over the next twelve months, assuming an immediate parallel shift in the SOFR yield curve and the resulting implied forward rates are realized as a component of this shift in the curve and assuming management does not adjust its strategy in response. The amounts in the table above do not consider any potential derivative fair value adjustments in determining the net interest income impact.
(2)
The net interest income change per BUC calculated based on 22,538,878 BUCs outstanding as of March 31, 2023.

© 2023 Greystone & Co. II LLC	11

Supplemental Financial Report for the Quarter Ended March 31, 2023

Total Revenue & Gain on Sale Trends

Income Statement Trends - Revenue & Gains on Sale

$42,000,000
$39,000,000
$36,000,000
$33,000,000
$30,000,000
$27,000,000
$24,000,000
$21,000,000
$18,000,000
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$0
Total Revenue
$1,800,000,000
$1,700,000,000
$1,600,000,000
$1,500,000,000
$1,400,000,000
$1,300,000,000
$1,200,000,000
$1,100,000,000
$1,000,000,000
$900,000,000
$800,000,000
$700,000,000
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$0
Total Assets
12/31/2020
3/31/2021
6/30/2021
9/30/2021
12/31/2021
3/31/2022
6/30/2022
9/30/2022
12/31/2022
3/31/2023
For Three Months Ended
Investment income
Property revenues
Contingent interest income
Other interest income
Gain on sale of real estate assets
Gain on sale of investments in unconsolidated entities
Total Assets

© 2023 Greystone & Co. II LLC	12

Supplemental Financial Report for the Quarter Ended March 31, 2023

Operating Expense Trends

Income Statement Trends - Operating Expenses
$26,000,000
$24,000,000
$22,000,000
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Total Expenses
$1,800,000,000
$1,700,000,000
$1,600,000,000
$1,500,000,000
$1,400,000,000
$1,300,000,000
$1,200,000,000
$1,100,000,000
$1,000,000,000
$900,000,000
$800,000,000
$700,000,000
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$0
Total Assets
12/31/2020
3/31/2021
6/30/2021
9/30/2021
12/31/2021
3/31/2022
6/30/2022
9/30/2022
12/31/2022
3/31/2023
For Three Months Ended
Salaries and benefits
General and administrative
Interest expense (1)
Depreciation and amortization
Provision for credit loss
Provision for loan loss
AFCA2 administrative fees
Total Assets

(1)
Interest expense includes fair value adjustments to the Partnership's interest rate derivative instruments that are non-cash income (expense) in the period reported.

Since April 1, 2021, the ratio of “Salaries and benefits” and “General and administrative” expenses to Total Assets has averaged approximately 0.29% per quarter.

© 2023 Greystone & Co. II LLC	13

Supplemental Financial Report for the Quarter Ended March 31, 2023

Other Partnership Information

Corporate Office:		Transfer Agent:
14301 FNB Parkway		American Stock Transfer & Trust Company
Suite 211		59 Maiden Lane
Omaha, NE 68154		Plaza Level
Phone:	402-952-1235	New York, NY 10038
Investor & K-1 Services:	855-428-2951	Phone: 718-921-8124
Web Site:	www.ghiinvestors.com	888-991-9902
K-1 Services Email:	ghiK1s@greyco.com
Ticker Symbol (NYSE):	GHI

Corporate Counsel:	Independent Accountants:
Barnes & Thornburg LLP	PwC
11 S. Meridian Street	1 North Wacker Drive
Indianapolis, IN 46204	Chicago, Illinois 60606

Board of Managers of Greystone AF Manager LLC:
(acting as the directors of Greystone Housing Impact Investors LP)

Stephen Rosenberg	Chairman of the Board
Jeffrey M. Baevsky	Manager
Drew C. Fletcher	Manager
Steven C. Lilly	Manager
W. Kimball Griffith	Manager
Deborah A. Wilson	Manager

Corporate Officers:
Chief Executive Officer – Kenneth C. Rogozinski
Chief Financial Officer – Jesse A. Coury

© 2023 Greystone & Co. II LLC	14

Supplemental Financial Report for the Quarter Ended March 31, 2023

Statements of Operations

	For The Three Months Ended March 31, 2023		For The Three Months Ended March 31, 2022
Revenues:
Investment income	$19,302,685		$14,403,403
Property revenues	1,225,620		1,927,001
Other interest income	4,409,665		2,875,967
Total Revenues	24,937,970		19,206,371
Expenses:
Real estate operating (exclusive of items shown below)	602,253		1,064,562
Provision for credit loss	(545,000)		-
Depreciation and amortization	404,981		683,662
Interest expense	17,971,498	(1)	3,937,131
General and administrative	5,072,587		3,681,838
Total Expenses	23,506,319		9,367,193
Other Income:
Gain on sale of investments in an unconsolidated entities	15,366,929		16,439,750
Income before income taxes	16,798,580		26,278,928
Income tax expense	7,358		14,910
Net income	$16,791,222		$26,264,018

Net income	16,791,222		26,264,018
Redeemable preferred unit distributions and accretion	(746,650)		(717,744)
Net income available to Partners	$16,044,572		$25,546,274

Net income available to Partners allocated to:
General Partner	$2,479,058		$2,737,044
Limited Partners - BUCs	13,490,834		22,729,198
Limited Partners - Restricted units	74,680		80,032
	16,044,572		25,546,274
BUC holders' interest in net income per BUC, basic and diluted	$0.60		$1.01
Weighted average number of BUCs outstanding, basic	22,538,928		22,480,077
Weighted average number of BUCs outstanding, diluted	22,538,928		22,480,077
(1)
Interest expense includes non-cash expense related to interest rate swap fair value adjustments of approximately $3.4 million, which were due to declining market swap rates during the quarter. As of March 31, 2023, we had interest rate swaps with notional amounts totaling approximately $218.5 million and the 5-year SOFR swap rate was 3.34%. As of December 31, 2023, we had interest rate swaps with notional amounts totaling $194.7 million and the 5-year SOFR swap rate was 3.75%.

© 2023 Greystone & Co. II LLC	15

Supplemental Financial Report for the Quarter Ended March 31, 2023

Cash Available for Distribution (CAD)

The following table contains reconciliations of the Partnership’s GAAP net income to its CAD:

	For the Three	For the Three
	Months Ended	Months Ended
	March 31, 2023	March 31, 2022
Net income	$16,791,222	$26,264,018
Change in fair value of derivatives	3,435,967	(2,475,131)
Depreciation and amortization expense	404,981	683,662
Provision for credit loss	(545,000)	-
Amortization of deferred financing costs	1,005,767	451,472
Restricted unit compensation expense	349,959	173,898
Deferred income taxes	(982)	7,266
Redeemable Preferred Unit distributions and accretion	(746,650)	(717,744)
Tier 2 Income allocable to the General Partner	(2,415,221)	(2,645,979)
Recovery of prior credit loss	(16,967)	(5,279)
Bond premium, discount and origination fee amortization, net of cash received	(47,181)	(78,375)
Total CAD	$18,215,895	$21,657,808

Weighted average number of BUCs outstanding, basic	22,538,928	22,480,077

Net income per BUC, basic	$0.60	$1.01
Total CAD per BUC, basic	$0.81	$0.96
Cash Distributions declared, per BUC	$0.370	$0.323

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Supplemental Financial Report for the Quarter Ended March 31, 2023

Balance Sheets

	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$52,105,214	$51,188,416
Restricted cash	36,212,909	41,448,840
Interest receivable, net	14,614,935	11,628,173
Mortgage revenue bonds	867,383,622	799,408,004
Governmental issuer loans, net	315,527,738	300,230,435
Property loans, net	162,781,455	175,109,711
Investments in unconsolidated entities	111,135,056	115,790,841
Real estate assets, net	35,672,782	36,550,478
Other assets	37,236,398	35,774,667
Total Assets	$1,632,670,109	$1,567,129,565

Liabilities
Accounts payable, accrued expenses and other liabilities	$23,407,989	$21,733,506
Distribution payable	10,835,021	10,899,677
Secured lines of credit	6,500,000	55,500,000
Debt financing, net	1,143,735,172	1,058,903,952
Mortgages payable and other secured financing, net	1,690,000	1,690,000
Total Liabilities	1,186,168,182	1,148,727,135

Redeemable preferred units	102,429,876	94,446,913

Partners' Capital
General Partner	486,762	285,571
Beneficial Unit Certificate holders	343,585,289	323,669,946
Total Partners' Capital	344,072,051	323,955,517
Total Liabilities and Partners' Capital	$1,632,670,109	$1,567,129,565

© 2023 Greystone & Co. II LLC	17

Supplemental Financial Report for the Quarter Ended March 31, 2023

Tax Income Information Related to Beneficial Unit Certificates

The following table summarizes tax-exempt and taxable income as percentages of total income allocated to the Partnership’s BUCs on Schedule K-1 for tax years 2020 to 2022. This disclosure relates only to income allocated to the Partnership’s BUCs and does not consider an individual unitholder’s basis in the BUCs or potential return of capital as such matters are dependent on the individual unitholders’ specific tax circumstances. Such amounts are for all BUC holders in the aggregate during the year. Income is allocated to individual investors monthly and amounts allocated to individual investors may differ from these percentage due to, including, but not limited to, BUC purchases and sales activity and the timing of significant transactions during the year.

	2022	2021	2020
Tax-exempt income	25%	32%	215%
Taxable income (loss)	75%	68%	-115%	(1)
	100%	100%	100%
(1)
The taxable loss in 2020 is due primarily to net rental real estate losses that exceeded gains on sale for tax purposes during the year related to the Partnership’s investment in unconsolidated entities.

© 2023 Greystone & Co. II LLC	18